UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 5, 2008 (March 1, 2008)

HEALTHCARE REALTY TRUST INCORPORATED

(Exact Name of Registrant as Specified in Charter)

MARYLAND	1-11852	62-1507028

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
3310 West End Ave. Suite 700 Nashville, Tennessee 37203

(Address of principal executive offices) (Zip Code)
(615) 269-8175

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c) Effective March 1, 2008, B. Douglas Whitman, II, age 39, has been appointed the Executive Vice President and Chief Operating Officer of Healthcare Realty Trust Incorporated (the “Company”). Mr. Whitman continues to be responsible for overseeing the acquisition and development of outpatient medical facilities and will assume responsibility for property management services for the Company. Mr. Whitman joined the Company in 1998. He most recently served as the Company’s Executive Vice President of Real Estate Investments and previously as Senior Vice President and Vice President of Real Estate Investments. Prior to joining the Company, Mr. Whitman worked for the University of Michigan Health System and HCA Inc.
     Mr. Whitman has an existing employment agreement with the Company which will continue in effect under its terms. Mr. Whitman will also continue to participate in the benefit plans and compensation arrangements that he participated in prior to his appointment as Executive Vice President and Chief Operating Officer.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHCARE REALTY TRUST INCORPORATED
By /s/ Scott W. Holmes
Scott W. Holmes
Date: March 5, 2008	Executive Vice President and Chief Financial Officer